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Exhibit 24.2

POWER OF ATTORNEY

        The undersigned hereby constitutes and appoints Charles A. Sorrentino and Nicol G. Graham, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to Registration Statement No. 333-132703 filed March 24, 2006 by Houston Wire & Cable Company and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated May 16, 2006.
/s/ WILSON B. SEXTON Wilson B. Sexton

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  Exhibit 24.2